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                                                                     EXHIBIT 2.9

                      AMENDMENT NO. 6 TO PURCHASE AGREEMENT

      THIS AMENDMENT NO. 6 TO PURCHASE AGREEMENT (this "Amendment") is made and entered into as of February 4, 2005 by and between CROWLEY MARINE SERVICES, INC., a Delaware corporation ("Purchaser"), and NORTHLAND FUEL LLC, a Delaware limited liability company ("Northland Fuel"), YUKON FUEL COMPANY, an Alaska corporation ("YFC"), and NORTHLAND VESSEL LEASING COMPANY LLC, a Delaware limited liability company ("NVLC"; collectively with Northland Fuel and YFC, "Sellers"). Purchaser and Sellers are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

                                    RECITALS

      WHEREAS, Purchaser and Sellers are parties to a Purchase Agreement, dated as of July 9, 2004, as amended by Amendment No. 1 to Purchase Agreement, dated as of October 13, 2004, Amendment No. 2 to Purchase Agreement, dated as of November 22, 2004, Amendment No. 3 to Purchase Agreement, dated as of January 14, 2005, Amendment No. 4 to Purchase Agreement, dated as of January 21, 2005, and Amendment No. 5 to Purchase Agreement, dated as of January 28, 2005 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein are being used herein as therein defined), pursuant to which Purchaser will purchase from Sellers the fuel distribution business of Northland Fuel and its subsidiaries; and

      WHEREAS, Purchaser and Sellers have agreed, pursuant to Section 13.9 of the Purchase Agreement, to amend the Purchase Agreement on the terms provided herein.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

      Section 1. Amendment. The Purchase Agreement is hereby amended as follows:

      (a) Section 5.1(a)(iv)(A) is hereby amended in its entirety to read as follows: "make or offer to make any acquisition of any interest in any assets or securities of any Person or Persons (whether by merger, stock purchase, asset purchase, lease, license or otherwise) for consideration in excess of $250,000 in the aggregate".

      (b) Section 5.1(a)(viii) is hereby amended by adding the words "or Persons in an amount greater than $250,000 in the aggregate" at the end of such Section after the word "Person".

      (c) Section 5.4 is hereby amended by amending and restating such Section in its entirety as follows:

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            "5.4 Exclusivity. Notwithstanding this Agreement, Sellers and their respective Affiliates, directors, officers, employees, agents and advisors may engage in discussions and negotiations and enter into confidentiality and other similar agreements with any Person contemplating or providing for any merger, acquisition, purchase or sale of all or any material part of YFC's or SOG's assets or the NVLC Vessels or any of the capital stock of YFC or SOG or other business combination or change in control of either YFC or SOG (an "Alternative Transaction"); provided, that unless this Agreement has been terminated in accordance with Article XII, Sellers shall not, and shall not permit any of their Affiliates to, consummate an Alternative Transaction; and, provided further that Sellers shall, and shall permit their Affiliates, directors, officers, employees, agents and advisors to, furnish only limited due diligence to any Person for purposes of an Alternative Transaction.

      (d) Section 12.1(a)(viii) is hereby amended by amending and restating such
Section in its entirety as follows:

            "(viii) by Purchaser or Sellers if the Closing shall not have occurred on or before September 30, 2005;"

      (e) Section 12.1(a) is hereby amended by adding new subsections (ix) through (xi) at the end of such Section as follows:

            "(ix) by Purchaser or Sellers, upon notice to the other within five
            (5) Business Days of the issuance of such schedule, if the Alaska Supreme Court schedules any requested oral argument in the appeal related to the Consent Decree proceedings for a date later than April 29, 2005;

            (x) by Purchaser or Sellers, upon notice to the other within five
            (5) Business Days of such date, if the Alaska Supreme Court fails to issue a ruling in the appeal related to the Consent Decree proceedings by July 31, 2005; or

            (xi) by Sellers if any court (or Person appointed or designated by a court) requires any Seller or SOG or the Alaska AG to produce to any Person documents or information that Sellers believe is confidential or competitively sensitive, other than pursuant to a protective order or other agreement(s) in form and substance satisfactory to Sellers."

      Section 2. Effective Date; No Implied Amendments. Each of the Parties agrees that the amendment to the Purchase Agreement contained herein shall be effective upon execution of this Amendment by each Party. Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed. This Amendment shall not be deemed to constitute a waiver of, or consent to, or a modification or amendment of, any other provision of the Purchase Agreement except as expressly provided herein or to prejudice any other right or rights which

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any Party may now have or may have in the future under or in connection with the
Purchase Agreement. This Amendment shall not constitute an agreement or obligation of any Party to consent to, waive, modify or amend any other term, condition, subsection or section of the Purchase Agreement.

      Section 3. Benefit of the Agreement. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Amendment shall not be construed so as to confer any right, remedy or benefit upon any Person, other than the Parties and their respective successors and permitted assigns.

      Section 4. Headings. The headings used in this Amendment are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Amendment.

      Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

      Section 6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 7. References to Agreement. On and after the date hereof, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.

                            [signature page follows]

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      IN WITNESS WHEREOF, the Parties have executed this Amendment No. 6 to
Purchase Agreement as of the date first written above.

                                       CROWLEY MARINE SERVICES, INC.

                                       By: /s/ William P. Verdon
                                           ---------------------------------
                                       Name: William P. Verdon
                                             -------------------------------
                                       Title: Sr VP and General Counsel
                                              ------------------------------

                                       NORTHLAND FUEL LLC

                                       By: /s/ Mark Smith
                                           ---------------------------------
                                       Name: Mark Smith
                                             -------------------------------
                                       Title: V.P. - Assist. Sec.
                                              ------------------------------

                                       YUKON FUEL COMPANY

                                       By: /s/ Mark Smith
                                           ---------------------------------
                                       Name: Mark Smith
                                             -------------------------------
                                       Title: President
                                              ------------------------------

                                       NORTHLAND VESSEL LEASING COMPANY LLC

                                       By: /s/ Mark Smith
                                           ---------------------------------
                                       Name: Mark Smith
                                             -------------------------------
                                       Title: Senior  V.P. - Assist. Sec.
                                              ------------------------------